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EXHIBIT 4.2

No.                                                          Warrant to Purchase
                                                          shares of Common Stock

                               THE O'BOISIE CORPORATION

                            Common Stock Purchase Warrant

                                     June 5, 1996


NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), NOR UNDER ANY STATE SECURITIES LAW AND SHALL NOT BE TRANSFERRED, SOLD, ASSIGNED OR HYPOTHECATED IN VIOLATION THEREOF UNTIL EITHER (i) A REGISTRATION STATEMENT WITH RESPECT THERETO IS DECLARED EFFECTIVE UNDER THE ACT AND APPLICABLE STATE SECURITIES LAW OR (ii) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE COMPANY OR OTHER COUNSEL TO THE HOLDER OF SUCH SECURITIES WHICH OPINION IS SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH SECURITIES MAY BE TRANSFERRED, SOLD, ASSIGNED OR HYPOTHECATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT OR APPLICABLE STATE SECURITIES LAWS.

    THIS CERTIFIES THAT ___________________________ (hereinafter sometimes called the "Holder"), is entitled to purchase from The O'Boisie Corporation, an Illinois corporation (the "Company"), at the price and during the periods as hereinafter specified, the number of shares set forth above of the Company's Common Stock, par value $.01 per share (the "Common Stock").

    This Warrant, together with warrants of like tenor, is subject to adjustment in accordance with PARA7 of this Warrant.

    1.   a.   The rights represented by this Warrant shall be exercisable at any time commencing one year after the effective date (the "Effective Date") of a registration statement relating to an initial public offering of the Company's securities (the "Initial Public Offering") and expiring at the close of business on the last day of the three year period following the Effective Date (the "Expiration Date"), at an exercise price of $5.00 per share (the "Exercise Price"), subject to adjustment in accordance with PARA8. For purposes of the adjustments under PARA8 hereof, the Per Share Exercise Price shall be deemed to be $5.00, subject to further adjustment as provided in such PARA8. After the Expiration Date, the Holder shall have no right to purchase any shares of Common Stock underlying this Warrant.

         b. Notwithstanding anything herein contained to the contrary, the Company and the Holder agree that in the event that the terms and conditions of the warrants to be

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registered in the Initial Public Offering referred to in the Confidential
Offering Memorandum of the Company dated May 6, 1996 are not identical to the terms and conditions of this Warrant, this Warrant will be modified to conform exactly to the terms and conditions of the warrants offered pursuant to such Registration Statement, and which may provide for commencement of the Exercise Period on such date which is six (6) months after the effective date of such Registration Statement. This Section 1(b) supersedes any anti-dilution provision provided in Section 8 below with respect to the exercise price.

    2. The Company may redeem the Warrant on the prior written consent of the Landmark International Equities (the "Underwriter") for $.10 per Warrant, upon thirty (30) days prior written notice if the closing bid price of the Company's Common Stock is at least $8.00 per share thirty (30) consecutive trading days ending on the third day prior to the end on which notice of redemption is given.

    3. The rights represented by this Warrant may be exercised at any time within the Exercise Period above specified, in whole or in part, by (i) the surrender of this Warrant (with the purchase form at the end hereof properly executed) at the principal executive office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company); and (ii) payment to the Company of the Exercise Price then in effect for the number of shares of Common Stock specified in the above-mentioned purchase form together with applicable stock transfer taxes, if any. This Warrant shall be deemed to have been exercised, in whole or in part to the extent specified, immediately prior to the close of business on the date this Warrant is surrendered and payment is made in accordance with the foregoing provisions of this PARA3, and the person or persons in whose name or names the certificates for shares of Common Stock shall be issuable upon such exercise shall become the holder or holders of record of such shares of Common Stock at that time and date. The certificate or certificates for the shares of Common Stock so purchased shall be delivered to such person or persons within a reasonable time, not exceeding thirty (30) days, after this Warrant shall have been exercised.

    4. Neither this Warrant nor the shares of Common Stock issuable upon exercise hereof have been registered under the 1933 ACT nor under any state securities law and shall not be transferred, sold, assigned or hypothecated in violation thereof. If permitted by the foregoing, any such transfer, sale, assignment or hypothecation shall be effected by the Holder surrendering this Warrant for cancellation at the office or agency of the Compan by referred to in PARA3 hereof, accompanied by an opinion of counsel satisfactory to the Company and its counsel, stating that such transferee is a permitted transferee under this PARA4 and that such transfer does not violate the 1933 ACT or such state securities laws.

    5. The Company covenants and agrees that all shares of Common Stock which may be issued upon exercise of this Warrant will, upon issuance, be duly and validly issued, fully paid and nonassessable and no personal liability will attach to the Holder thereof. The Company further covenants and agrees that during the Exercise Period, the Company will at all times have


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authorized and reserved a sufficient number of shares of its Common Stock to provide for the exercise of this Warrant.

    6. The Warrant shall not entitle the Holder to any rights, including, without limitation, voting rights, as a stockholder of the Company.

    7. The Company shall be obligated to register the shares of Common Stock underlying this Warrant in accordance with the 1933 ACT, as set forth in the Registration Rights Agreement.

    8. The Exercise Price and Exercise Period in effect at any time and the number and kind of securities purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the happening of certain events as follows:

    a. If the Company shall (i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, (iv) issue additional shares in the event of a merger, acquisition or other business combination, or (v) issue, retire, combine, exchange, subdivided or reclassify its outstanding shares of Common Stock as part of any similar event or transaction not herein specified, the Exercise Price in effect at the time of the effective date or record date, as the case may be, for such sale, dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such action.

    b. Whenever the Exercise Price payable upon exercise of each Warrant is adjusted pursuant to PARA8(a) above, the number of shares of Common Stock purchasable upon exercise of this Warrant shall simultaneously be adjusted by multiplying the number of shares of Common Stock initially issuable upon exercise of this Warrant by the Exercise Price in effect on the date hereof and dividing the product so obtained by the Exercise Price, as adjusted.

    c. Notwithstanding any adjustment in the Exercise Price or the number or kind of shares of Common Stock purchasable upon the exercise of this Warrant, certificates for Warrants issued prior or subsequent to such adjustment may continue to express the same price and number and kind of shares of Common Stock as are initially issuable pursuant to this Warrant.

    d. The Company may, but under no circumstances is obligated to, modify the terms of this Warrant to extend the Exercise Period or to lower the Exercise Price, at any time prior to the expiration of this Warrant.

    9. This Warrant shall be governed by and in accordance with the laws of the State of Delaware.


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    IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officers and is to be dated June 5, 1996.

                               THE O'BOISIE CORPORATION


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